Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 29, 2024, relating to the financial statements of Avadel Pharmaceuticals plc and the effectiveness of Avadel Pharmaceutical plc's internal control over financial reporting, appearing in the Annual Report on Form 10-K of Avadel Pharmaceuticals plc for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

St. Louis, Missouri

May 17, 2024